EXHIBIT 4.1

COMMON STOCK COMMON STOCK ARP THIS CERTIFICATE IS TRANSFERABLE IN INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR THE CITY OF RIDGEFIELD PARK, NJ CERTAIN DEFINITIONS OR NEW YORK NY CUSIP 029263 10 0 This Certifies that is the record holder of AUTHORIZED SIGNATURE FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.001 PAR VALUE, OF AMERICAN REPROGRAPHICS COMPANY TRANSFER AGENT AND REGISTRAR transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: MELLON INVESTOR SERVICES LLC SECRETARY CHAIRMAN AND CHIEF EXECUTIVE OFFICER

AMERICAN REPROGRAPHICS COMPANY

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common
TEN ENT-	as tenants by the entireties
JT TEN-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-		Custodian

	(Cust)		(Minor)
under Uniform Gifts to Minors

Act

(State)

UNIF TRF MIN ACT-		Custodian (until age	)

(Cust)

under Uniform Transfers

(Minor)

to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, ___________________________ hereby sell, assign and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

_________________________________________________________________________________________________Shares of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and Appoint __________________________________________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(s) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.